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                                                                   EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of May 23, 2000, by and between FIRST CONSULTING GROUP, INC., a Delaware corporation ("FCG"), and DOGHOUSE PRODUCTIONS LLC, a Washington limited liability company ("Holder").

                                    RECITALS

         WHEREAS, FCG, Holder and Doghouse Enterprises, Inc., a Delaware corporation ("FCG Doghouse") have entered into that certain Asset Purchase Agreement dated May 23, 2000 (the "Asset Purchase Agreement");

         WHEREAS, pursuant to such Asset Purchase Agreement, FCG may issue shares of FCG common stock (the "Shares") to the Holder in consideration for the purchase by FCG Doghouse of certain assets of Holder; and

         WHEREAS, as further consideration for the transactions set forth in the Asset Purchase Agreement, FCG agreed to grant the Holder certain registration rights with respect to the Shares;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Asset Purchase Agreement, the parties mutually agree as follows:

                                    ARTICLE 1
                                     GENERAL

        1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by FCG with the SEC.

         "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "REGISTRABLE SECURITIES" means (i) the Shares; (ii) any common stock of FCG issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. Notwithstanding the foregoing, Registrable Securities shall not include
(i) any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction or
(ii) any securities which may be sold by a Holder under Rule 144 during any ninety (90) day period.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by FCG and FCG Doghouse in complying with Section 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees,

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printing expenses, fees and disbursements of counsel for FCG, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of FCG Doghouse or FCG which shall be paid in any event by, respectively, FCG Doghouse or FCG).

         "SEC" or "COMMISSION" means the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLING EXPENSES" shall mean any and all underwriting discounts and selling commissions applicable to the sale.

         "SHARES" shall mean the FCG common stock issued to Holder pursuant to the Asset Purchase Agreement.

                                    ARTICLE 2
                     REGISTRATION; RESTRICTIONS ON TRANSFER

        2.1     RESTRICTIONS ON TRANSFER.

                        (a) Holder agrees not to make any disposition of all or any portion of the Registrable Securities (or the common stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of FCG to be bound by this Section 2.1, provided and to the extent such Sections are then applicable, and:

                                (i)     There is then in effect a
registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                                (ii)    (A) Holder shall have notified FCG of
the proposed disposition and shall have furnished FCG with a detailed statement of the circumstances surrounding the proposed disposition, and
(B) if reasonably requested by FCG, Holder shall have furnished FCG with an opinion of counsel, reasonably satisfactory to FCG, that such disposition will not require registration of such shares under the Securities Act. It is agreed that FCG will not require opinions of counsel for transactions made pursuant to Rule 144.

                                (iii)   Notwithstanding the provisions of
paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners in accordance with partnership interests, or
(B) a limited liability company to its members in accordance with their membership interests, or (C) to the Holder's family member or trust for the benefit of an individual Holder or family member, or (D) to the personal representative of the estate of a Holder, provided the transferee will be subject to the terms of this Section 2.1 to the same extent as if the transferee were an original Holder hereunder.

                        (b) Each certificate representing the Shares shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in the Agreement):

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    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
    SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                        (c) FCG shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to FCG) reasonably acceptable to FCG to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                        (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by FCG of an order of the appropriate blue sky authority authorizing such removal.

        2.2     FORM S-3 REGISTRATION.

                2.2.1 As soon as practicable following written request of the Holder, FCG shall effect registration and all such qualifications and compliances as may be required to permit the sale and distribution of all of Holder's Registrable Securities; provided, however, that FCG shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.1: (i) if Form S-3 is not available for such offering by Holder, (ii) if Holder, together with the holders of any other securities of FCG entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate price to the public of less than $500,000, (iii) if FCG shall furnish to Holder a certificate signed by the Chief Executive Officer of FCG stating that in the good faith judgment of FCG, it would be seriously detrimental to FCG and its stockholders for such Form S-3 Registration to be effected at such time, in which event FCG shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of Holder's written request, or (iv) in any particular jurisdiction in which FCG would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                2.2.2 Notwithstanding any other provision of this Agreement, Holder understands that there may be periods during which the FCG's Board of Directors may determine, in good faith, that it is in the best interest of FCG and its stockholders to defer disclosure of non-public information until such information has reached a more advanced stage and that during such periods sales of Registrable Securities and the effectiveness of any registration statement covering Registrable Securities may be suspended or delayed. Each Holder of Registrable Securities agrees that upon receipt of any notice from FCG of the development of any non-public information, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of copies of an appropriately supplemented or amended prospectus and, if so directed by FCG, such holder will use its best efforts to deliver to FCG (at FCG's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event FCG shall give any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the appropriate supplemented or amended

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prospectus. FCG agrees that the aggregate of any suspension or delay in effectiveness under this Section 2.2.2 and any delay under Section 2.2.1(iii) shall not exceed one hundred eighty (180) days during the first 12 months following issuance of the Shares.

        2.3 PIGGYBACK REGISTRATIONS. FCG shall notify Holder in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of FCG common stock (but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from FCG, so notify FCG in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by FCG, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by FCG during the term of this Agreement with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                2.3.1 UNDERWRITING. If the registration statement under which FCG gives notice under this Section 2.3 is for an underwritten offering, FCG shall so advise Holder. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Any Holder proposing to distribute its Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by FCG. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to FCG; second, to any shareholder of FCG with registration rights superior to those of Holder; and third, to each Holder on a PRO RATA basis based on the total number of Registrable Securities held by the Holders. Any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to FCG and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners members and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "HOLDER", and any PRO RATA reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                2.3.2 RIGHT TO TERMINATE REGISTRATION. FCG shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by FCG in accordance with Section 2.4 hereof.

        2.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration pursuant to Section 2.2 or 2.3 shall be borne by FCG. All Selling Expenses incurred in
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connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

        2.5 OBLIGATIONS OF FCG. Whenever required to effect the registration of any Registrable Securities, FCG shall, as expeditiously as reasonably possible:

                2.5.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of Holder, keep such registration statement effective until the date that is one (1) year following issuance of the Shares.

                2.5.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                2.5.3 Furnish to Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as may be reasonably requested in order to facilitate the disposition of Registrable Securities.

                2.5.4 Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holder, provided that FCG shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                2.5.5 Use its commercially reasonable efforts to list the Registrable Securities on all markets or exchanges that trade FCG common stock during the effectiveness of the registration statement.

                2.5.6 Notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        2.6 DELAY OF REGISTRATION. Holder shall not have the right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article II.

        2.7 NO ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause FCG to register Registrable Securities pursuant to this Article II may be assigned by a Holder only to permitted transferees of such Holder's Registrable Securities under Section 2.1(a)(iii), and each such transferee agrees to be bound to the terms and conditions of this Agreement.

        2.8 ELIGIBILITY FOR FORM S-3. With a view to remaining eligible to file registration statements on Form S-3, FCG agrees, prior to issuance of the Shares and for a one (1) year period thereafter, to: (a) make and keep public information available; (b) file with the SEC in a timely manner all reports and other documents required of FCG under the Securities Act and the Exchange Act so long as FCG remains subject to such requirements; and (c) use its best efforts to (i) pay any dividend or

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sinking fund installment on preferred stock, if any, and (ii) avoid material defaults on any installment or installments of indebtedness for borrowed money or rentals on one or more long term leases.

        2.9 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect two (2) years after the date hereof, except to the extent that Holder requests registration pursuant to Section 2.2.1 or FCG notifies Holder under
Section 2.3 on or before the date that is two (2) years after the date hereof, in which case such registration rights shall survive until the requested or notified registration is either completed or withdrawn in accordance with the respective Sections set forth above. In addition, a Holder's registration rights shall expire if all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

                                    ARTICLE 3
                                 INDEMNIFICATION

         In the event any Registrable Securities are included in a registration statement under this Agreement:

        3.1 To the extent permitted by law, FCG will indemnify, hold harmless and defend Holder ("INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a registration statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented, if FCG files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by FCG of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses
(i) through (iii) being, collectively, "VIOLATIONS"). Notwithstanding anything to the contrary contained herein, Holder shall not be entitled to indemnification to the extent of: (i) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to FCG by any Indemnified Person for use in connection with the preparation of the registration statement or any such amendment thereof or supplement thereto; (ii) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of FCG, which consent shall not be unreasonably withheld; (iii) with respect to any preliminary prospectus, any untrue statement or omission of material fact contained in the preliminary prospectus that was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available to Holder by FCG, and (iv) any Claim arising from Holder's failure to satisfy its prospectus delivery obligations under the Securities Act, if any, if such prospectus was timely made available by FCG to Holder.

        3.2 In connection with any registration statement in which a Holder is participating, each such Holder agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 3.1, FCG, FCG Doghouse, each of its respective directors, each of its respective officers who signs the registration statement, each person, if any, who controls FCG

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or FCG Doghouse within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified
Person, an "INDEMNIFIED PARTY"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Holder, in each case to the extent that such Violation occurs in reliance upon information furnished to FCG by such Holder for use in connection with such registration statement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 3.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

        3.3. Promptly after receipt by an Indemnified Person or Indemnified Party under this Article 3 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Article 3, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Article 3, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.

                                    ARTICLE 4
                                  MISCELLANEOUS

        4.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        4.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

        4.3 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        4.4     AMENDMENT AND WAIVER.

                4.4.1 Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of FCG and the holders of at a majority of the Registrable Securities, provided that FCG may, without the consent of any other party hereto, grant registration rights hereunder to other persons or entities acquiring or holding shares of FCG's common stock.

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                4.4.2   Except as otherwise expressly provided, the
obligations of FCG and the rights of Holder under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

        4.5 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of FCG under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holder, shall be cumulative and not alternative.

        4.6 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one
(1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        4.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        4.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.


FIRST CONSULTING GROUP, INC.                   DOGHOUSE PRODUCTIONS LLC

By:                                            By:
   ---------------------------------------           --------------------------
      Luther J. Nussbaum
      Chief Executive Officer and Chairman     Title:
      of the Board                                   --------------------------

Address:                                       Address:
111 West Ocean Boulevard, 4th Floor            5470 Shilshole Ave. NW, Suite 300
Long Beach, California 90802                   Seattle, WA  98107

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